Exhibit 10.1

Amendment No. 1 to the AMN Healthcare 2025 Equity Plan

This Amendment No. 1 (this “Amendment”) amends the AMN Healthcare 2025 Equity Plan (the “Plan”), maintained by AMN Healthcare Services, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined in this Amendment shall have meanings set forth in the Plan.

WHEREAS, the Company desires to amend the Plan to increase the number of shares of Stock issuable under the Plan by 1,420,000 shares; and

WHEREAS, the Board approved this Amendment on March 3, 2026.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.            Increase in Number of Shares of Stock Issuable Under the Plan. Section 3(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“(a)   Stock Issuable. Subject to adjustment as provided in this Section 3, (i) 2,258,714 shares of Stock in the aggregate shall be authorized for Awards granted under the Plan, less one (1) share for every one (1) share granted under the Plan after March 3, 2026, and (ii) no more than 1,000,000 shares of Stock in the aggregate may be granted under the Plan as Incentive Stock Options. After stockholder approval of this Plan, no awards may be granted under the Company’s Previous Equity Plan.”

2.            Clarification of Add-Back of Certain Shares. Section 3(b) of the Plan is hereby amended by deleting the phrase “(including on payment in shares of Stock on exercise of a Stock Appreciation Right)” in both places that such phrase appears therein.

3.            Clarification of Director Limits. Section 3(d) of the Plan is hereby amended by deleting the last sentence thereof.

4.            Full Force and Effect. Except as otherwise explicitly set forth in this Amendment, all provisions of the Plan shall remain in full force and effect.

5.            Effective Date. This Amendment shall be effective on the date of approval of this Amendment by the shareholders of the Company at the 2026 Annual Meeting of Shareholders of the Company and shall be void in the absence of such approval.